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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K
                                   CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           Date of Report: April 30, 1999
                                           --------------

                               HARMON INDUSTRIES, INC.
                               -----------------------
               (Exact name of registrant as specified in its charter)

                                      Missouri
                                      --------
                   (State or other jurisdiction of incorporation)

                                       0-7916
                                       ------
                              (Commission File Number)

                                     44-0657800
                                     ----------
                         (IRS Employer Identification Number)

                1600 NE Coronado Drive, Blue Springs, Missouri 64014
                ----------------------------------------------------
                       (Address of principal executive offices)

                                    (816) 229-3345
                                    --------------
                 (Registrant's telephone number, including area code)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On April 30, 1999, the Registrant ('Harmon Industries, Inc.' or 'Harmon') acquired 70% of the issued and outstanding shares of Angiolo Siliani S.p.A. and 40% of the issued and outstanding shares of Siliani Elettronica ed Impianti S.p.A., privately owned companies based in Florence, Italy (collectively, 'Siliani'). As a result of an existing 60% ownership by Angiolo Siliani S.p.A. of Siliani Elettronica ed Impianti S.p.A., Harmon therefore acquired an additional 42% indirect interest in Siliani Elettronica ed Impianti S.p.A. for a total direct and indirect ownership of 82%.

Total consideration for the acquisitions consisted of $4.6 million in cash and 224,137 common shares of Harmon which contain trading restrictions of either three or five years. Funds for the cash portion of the consideration were provided by Harmon's existing $75 million bank credit agreement.

Siliani is a technological leader in the Italian rail market and was the largest independent railroad signal supplier in Italy prior to the acquisitions. The companies, which will be renamed Siliani Harmon, operate from locations in Florence and Genoa, Italy.

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                                     SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HARMON INDUSTRIES, INC.
                                                  (Registrant)



Date:     May 13, 1999                       By: /s/ Charles M. Foudree
          ------------                          ------------------------------
                                                 Charles M. Foudree
                                                 Executive Vice President-
                                                 Finance



Date:     May 13, 1999                       By: /s/ Stephen L. Schmitz
          ------------                          ------------------------------
                                                 Stephen L. Schmitz
                                                 Vice President-Controller

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